EXHIBIT 23

            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made a part of this Form 10-K and our reports included in and incorporated by reference into the Company's previously filed Form S-3 Registration Statement File Nos. 33-70326 and 33-49176 and Form S-8 Registration Statement File No. 33-42516.

                                                        ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  March 24, 1995.